EXHIBIT 99.01

MONEYGRAM INTERNATIONAL, INC.
EXECUTIVE COMPENSATION TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”) is made as of this       day of , 2005, by and between MoneyGram International, Inc., a Delaware Corporation (the “Corporation”) and Wells Fargo Bank, N.A. (the “Trustee”). This Trust Agreement provides for the establishment of a trust to be known as The MoneyGram International, Inc. Executive Compensation Trust (hereinafter called the “Trust”) to provide a source for certain payments required to be made under the plans listed on Exhibit A as may be amended from time to time (the “Plans”) between the Corporation and the participants under such Plans (the “Participants”).

WITNESSETH:

WHEREAS, the Corporation wishes to establish the Trust to hold certain assets for the purpose of providing benefits to Participants and beneficiaries thereof under the under the MoneyGram International, Inc. Supplemental 401(k) Plan, as adopted August 18, 2005 (the “Supplemental 401(k) Plan”), and such other plans as the Corporation may designate in the future, subject to any approval as may be required by the Corporation’s Board of Directors, such Trust to be a grantor trust administered by the Corporation and into which the Corporation would contribute assets sufficient to fund obligations under the Supplemental 401(k) Plan in the event of an actual or potential Change in Control (as defined in Section 4(a) below), and subject to the claims of the Corporation’s creditors in the event of the Corporation’s insolvency or bankruptcy, until paid to the Participants in such manner and at such time as specified in this Trust Agreement; and

WHEREAS, it is the intention of the Corporation to make contributions in addition to the Initial Contribution (as defined below) or to obtain the Letter of Credit (as defined below) (such additional contributions and/or obtaining the Letter of Credit are referred to herein as the “Additional Contributions” and, together with the Initial Contributions, collectively known as “Contributions”) to the Trust upon or in anticipation of the occurrence of a Change of Control (as defined in Section 4(a) below) of the Corporation;

NOW, THEREFORE, in consideration of the mutual undertakings of the parties and other good and valuable consideration, the parties hereto do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Trust Fund

(a) Subject to the claims of its creditors as set forth in Section 7, the

Corporation hereby acknowledges that certain prior deposit with the Trustee in trust of One Hundred Dollars ($100.00) (the “Initial Contribution”).

(b) The Trust is intended to be a grantor trust, within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly. The Trust is not designed or intended to qualify under Section 401(a) of the Code.

(c) The principal of the Trust, and any earnings thereon (such principal, together with any earnings thereon and other increases thereof, reduced by any losses and distributions from the Trust and any other reductions thereof, is sometimes referred to herein as the “Trust Assets”), shall be held separate and apart from other funds of the Corporation and shall be used exclusively for the use and purposes herein set forth. The Participants shall not have any preferred claim on, or any beneficial ownership interest in, any of the Trust Assets prior to the time such Trust Assets are paid to the Participants pursuant to the terms of this Trust Agreement, and all rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants against the Corporation.

Section 2. Contributions

(a) Subject to the provisions of Section 2 (b) below, the Corporation, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

(b) As soon as practicable following a Change of Control or Potential Change of Control (as defined in Section 4(b) hereof), the Corporation or its agent shall calculate the maximum aggregate amount of the Corporation’s obligations under each Plan, and shall calculate an estimate of the expenses reasonably likely to be incurred during the period from the date of calculation through the five (5) days beyond the last date payments from each plan can be made (“the Target Date”). The aggregate of such amounts for all the Plans plus such additional amount as the Corporation or its agent reasonably determines to be necessary to pay the anticipated expenses of the Trust is hereinafter referred to as the “Maximum Amount Payable”. The Corporation shall have the obligation to make additional contributions (“Additional Contributions”) to the Trust, and shall make Additional Contributions to the Trust, within three business days of such calculation, in an amount in cash equal to the excess (the “Excess”), if any, of the Maximum Amount Payable over the then fair market value of the Trust Assets or the Corporation shall obtain for the benefit of the Trustee an irrevocable and unconditional Letter of Credit issued by one or more banks, each having a credit rating from Moody’s Investor Services, Inc. or Standard & Poors Corporation on its longer term unsecured debt obligations in one of the agencies’ two highest categories (an “Acceptable Bank”) sufficient for the Trustee to draw down an amount equal to the Excess (the “Letter of Credit”). The Letter of Credit may be issued by an Acceptable Bank acting as Trustee under this Trust Agreement. The Letter of Credit shall have a term which extends until the Target Date of each Plan or, if it has a shorter term, shall provide that the Trustee may draw down on it if it is not (i) extended until a date at least five days after the Target Date or (ii) replaced by a Letter of Credit, issued by an Acceptable Bank, with a term extending until a date at least five days after the Target Date in amount at least equal to the amount of the Letter of Credit (each such extended Letter of Credit and any replacement Letter of Credit shall be a Letter of Credit for all purposes of this Trust Agreement). If at any time following a Change of Control, a valuation of the Trust Assets occurs pursuant to this Trust Agreement and it is determined by the Corporation’s agent that an Excess shall exist, the Corporation shall within three days of notice thereof either contribute such amount to the Trust as is necessary to eliminate the Excess or increase the Letter of Credit in the amount of such Excess and in the absence of such contribution or increase the Trustee shall fully draw down all Letters of Credit in its possession.

(c) Anything contained herein in Section 2(b) hereof to the contrary, in the event of a Potential Change of Control (as defined in Section 4(b) hereof), the Corporation shall have the obligation to make Additional Contributions to the Trust in an amount equal to the Excess or the Corporation shall obtain the Letter of Credit. If a Change of Control shall not have occurred within one hundred and twenty (120) days of a Contribution made pursuant to this Section 2(c) and the Board of Directors adopts a resolution to the effect that, for purposes of this Trust Agreement, a Change of Control is not imminent, then any amounts contributed to the Trust pursuant to Section 2(b) or this Section 2(c), together with any earnings thereon shall be promptly paid by the Trustee to the Corporation.

(d) The Corporation shall make all required Contributions to the Trust in cash or by delivery of the Letter of Credit. All Contributions so received (including any cash received on the draw down of the Letter of Credit), together with the income therefrom and any increment thereon, shall be held and administered by the Trustee as a single commingled Trust pursuant to the terms of this Trust without distinction between principal and income. The Trustee shall have no duty to require any contributions to be made to the Trust by the Corporation or to determine that a Change of Control or Potential Change of Control has occurred.

(e) Anything in Section 2 to the contrary, the Trustee shall return to the Corporation, or consent to a reduction in the amount of the Letter of Credit, as soon as feasible following the close of each calendar quarter within each calendar year, an amount equal to the excess, if any, of (i) the then aggregate fair market value of the Trust Assets (valuing the Letter of Credit at the maximum amount for which it may be drawn down) over (ii) 150% of the Maximum Amount Payable, as determined by the Corporation or its agent.

Section 3. Investment Authority and Powers of the Trustee

(a)	Except as provided below, the Corporation shall have the sole power and responsibility for the management, disposition, and investment of Trust assets, and the Trustee shall promptly comply with written directions from the Corporation or its designated agent, which may include a recordkeeper or consultant for the Plan. The Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding the investment of Trust assets and shall retain such assets until directed in writing to dispose of them. Prior to issuing any such directions, the Corporation shall certify to the Trustee the person(s) at the Corporation or its agent who have the authority to issue such directions.

(b)	In the administration of the Trust, the Trustee shall have the following powers; however, all powers regarding the investment of the Trust shall be done solely pursuant to direction of the Corporation or its delegated agent or, if applicable, an Investment Manager, unless the Trustee has been delegated investment authority:

(1)	To hold assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates provides investment advice or other services to such company and receives compensation for the services provided;

(2)	To sell, exchange, assign, transfer, and convey any security or property held in the Trust, at public or private sale, at such time and price and upon such terms and conditions (including credit) as directed;

(3) To invest and reinvest assets of the Trust (including accumulated income) as directed;

(4) To vote, tender, or exercise any right appurtenant to any stock or securities held in the Trust, as directed;

(5) To consent to or to participate in any plan for the liquidation, reorganization, consolidation, merger or any similar action of any corporation, any security of which is held in the Trust, as directed;

(6) To sell or exercise any “rights” issued on any security held in the Trust, as directed;

(7)	To cause all or any part of the assets of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by laws, in the name of any nominee, and to acquire for the Trust any investment in bearer form, but the books and records of the Trust shall at all times show that all such investments are part of the Trust and the Trustee shall hold evidence of title to all such investments;

(8)	To make such distributions in accordance with the provisions in this Trust Agreement;

(9)	To hold a portion of the Trust for the ordinary administration and for the disbursement of funds in cash, without liability for interest thereon for such period of time as necessary, notwithstanding that the Trustee or an affiliate of the Trustee may benefit directly or indirectly from such uninvested amounts. It is acknowledged that the Trustee’s handling of such amounts is consistent with usual and customary banking and fiduciary practices, and any earnings realized by the Trustee or its affiliates will be compensation for its bank services in addition to its regular fees; and

(10)	To invest in deposit products of the Trustee or its affiliates,

or other bank or similar financial institution, subject to the rules and regulations governing such deposits, and without regard to the amount of such deposits, as directed.

(c)	From time to time, the Corporation may appoint one or more

investment managers who shall have investment management and control over all or a portion of the assets of the Trust (“Investment Manager”). The Corporation shall notify the Trustee in writing of the appointment of the Investment Manager. In the event more than one Investment Manager is appointed, the Corporation shall determine which assets shall be subject to management and control by each Investment Manager and shall also determine the proportion in which funds withdrawn or disbursed shall be charged against the assets subject to each Investment Manager’s management and control. Such Investment Manager shall direct the Trustee as to the investment of assets and any voting, tendering, and other appurtenant rights of all securities held in the portion of the Trust over which the Investment Manager is appointed. The Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding the investment of the Trust assets and shall retain such assets until directed in writing to dispose of them.

(d) The Corporation may delegate to the Trustee the responsibility to manage all or a portion of the Trust if the Trustee agrees to do so in writing. Upon written acceptance of that delegation, the Trustee shall have full power and authority to invest and reinvest the Trust in investments as provided herein, subject to any investment guidelines provided by the Corporation.

Section 4. Change of Control

(a) For purposes of this Trust Agreement, a “Change of Control”

shall mean:

(1) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation or any entity controlled by the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation or any entity controlled by the Corporation, (ii) any acquisition by the Corporation or any entity controlled by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 4(a); or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation or any entity controlled by the Corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or any entity controlled by the Corporation or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation or other entity except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; and further excluding any disposition of all or substantially all of the assets of the Corporation pursuant to a spin-off, split-up or similar transaction (a “Spin-off”), if immediately following the Spin-off, the prior shareholders beneficially own, directly or indirectly, more than 80% of the outstanding shares of the Outstanding Corporation Common Stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors of both entities resulting from such transaction, in substantially the same proportion as their ownership, immediately prior to such transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities; provided, that if another Corporate Transaction involving the Corporation occurs in connection with or following a Spin-off, such Corporate Transaction shall be analyzed separately for purposes of determining whether a Change of Control has occurred; or

(4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b) For purposes of this Agreement, a Potential Change of Control shall be deemed to have occurred if (i) any third person commences a tender or exchange offer (other than a tender or exchange offer which, if consummated, would not result in a Change of Control) for 20% or more of the then outstanding shares of common stock or combined voting power of the Corporation’s then outstanding voting securities; (ii) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change of Control; (iii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change of Control; or (iv) as a result of other circumstances, including circumstances similar or related to the foregoing, the Board of Directors adopts a resolution to the effect that, for purposes of this Trust Agreement, a Potential Change of Control exists.

(c) The Corporation shall have a duty to inform the Trustee whenever a Change of Control or Potential Change of Control has occurred. If any two Participants jointly notify the Trustee in a writing signed by said Participants that a Change of Control has occurred, the Trustee shall promptly convey such writing to the Corporation. The Corporation may, in its discretion, request an opinion by an independent legal counsel to the Corporation as to whether a Change of Control has occurred. Independent legal counsel shall have ten business days to provide the Corporation with the requested opinion (which opinion may be based on representations of fact as long as counsel does not know that such representations are untrue). Unless, in the opinion of such independent legal counsel to the Corporation such a Change of Control has not occurred, a Change of Control will be deemed to have occurred for purposes of this Trust Agreement. Such opinion of legal counsel shall be made available to the Trustee and, if so requested, the Participants.

Section 5. Accounting by the Trustee

(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Corporation and the Trustee including on-line electronic records accessible to the Corporation and its agent. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Corporation a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased or sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, and the book and fair market value of any such asset.

(b) All accounts, books and records maintained pursuant to Section 5 shall be open to inspection and audit at all reasonable times by the Corporation and on an annual basis, after receipt of the written account described in the next sentence, by the Participants; provided, however, that no Participant shall have access to information about another Participant’s Account other than in the normal course of performing his duties as a Director of the Corporation.

(c) The fair market value of the Trust Assets shall be determined by the

Trustee whenever required pursuant to this Trust Agreement and whenever any Plan is terminated or deemed terminated hereunder, but in any event not less than quarterly. The Trustee may base such determination upon such sources of information as it may deem reliable including, but not limited to, information reported in (i) newspapers of general circulation, (ii) standard financial periodicals or publications, (iii) statistical and valuation services, (iv) the records of securities exchanges or brokerage firms deemed by the Trustee to be reliable, or any combination thereof. The Trustee shall promptly inform the Corporation and the Consulting Firm of any such valuation.

Section 6. Payments to the Participants

(a) The Trustee shall make payments in cash to the Participants from the Trust Assets, if and to the extent such Trust Assets are available for distribution, in accordance with the provisions of this Trust Agreement and the applicable Plan, provided that the Corporation is not Insolvent (as defined in Section 7(a)) at the time any such payment is required to be made. The Corporation shall make provision for the reporting and withholding, if applicable, of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities. The Corporation shall direct the Trustee regarding such amounts to be withheld and the Trustee shall timely deposit such amounts with the Corporation so that the appropriate payment to the taxing authority can be timely made. Provided the Trustee acts in accordance with the Corporation’s directions and the terms of this Section 6(a), the Corporation shall indemnify and hold harmless the Trustee from any and all liability to which the Trustee may become subject due to the Corporation’s failure to properly withhold and/or remit amounts due or to pay benefits to participants in connection with the Trust.

(b) Prior to a Change of Control, subject to Section 6(a) hereof, upon written demand made to the Corporation for payment by a Participant (or, if applicable, by the Participant’s beneficiary or beneficiaries) accompanied with a copy of a “Notice of Qualification” (as defined in 6(d) below) with respect to such Participant, the Corporation shall within five business days of such demand verify the contents of the Notice of Qualification. Upon verification of the Notice of Qualification, the Corporation shall promptly direct the Trustee to pay the Participant (or such beneficiary or beneficiaries if applicable) an amount equal to the Payment then due to the Participant, less any applicable taxes due under 6(a), subject to the proviso regarding the Trust Assets in this Paragraph 6(b). In the event of a Change of Control, the Corporation shall, within five business days, notify its agent of such verified Participant demand and Notice of Qualification. The agent shall, within five business days of such notification, direct the Trustee to pay the Participant (or such beneficiary or beneficiaries if applicable) an amount equal to the Payment then due to the Participant less any applicable taxes due under 6(a); provided, however, that if the aggregate of the unpaid Payments for all the Participants exceeds the then fair market value of the Trust Assets, then the agent (or the Corporation in the absence of a Change of Control) shall direct the Trustee to pay to the Participant (or the Participant’s beneficiary or beneficiaries if applicable) the lesser of the amount so demanded or such portion of the amount due to the Participant which is equal to the product of (a) the full amount due to the Participant multiplied by (b) a fraction (i) the numerator of which is the then fair market value of the Trust Assets and (ii) the denominator of which is the aggregate of the unpaid Payments due to all the Participants.

(c) After a Change of Control, whenever the agent notifies the Trustee that it has received a Notice of Qualification and a demand for payment from a Participant or beneficiary, the Trustee shall supply the agent with the current fair market value of the Trust Assets as at the next practical month-end so that the agent may make the determination required hereunder.

(d) For the purposes of this Trust Agreement, a “Notice of Qualification” shall be a written statement by the Participant or, if applicable, the Participant’s beneficiary or beneficiaries, that states that pursuant to the terms of the Plan applicable to such Participant or pursuant to which the Participant is a participant, the Participant or the Participant’s beneficiary or beneficiaries is entitled to payment thereunder and that the Corporation has not made such payment during the five business day period following written demand therefore.

(e) The agent shall be under no duty to make inquiry as to whether the Participant or the Participant’s beneficiary or beneficiaries submitting a Notice of Qualification is in fact entitled to any payment from a Plan or whether a written demand for payment was in fact given to the Corporation. If the agent in its sole discretion determines to investigate any Notice of Qualification, such investigation shall not extend beyond the date which is three days after the date it receives such Notice. Anything contained herein to the contrary notwithstanding, in the event that following a Change of Control (i) the agent receives a Notice of Qualification which in its sole discretion it determines to accept without investigation or after any such investigation, or (ii) the agent determines, in its sole discretion, that the Corporation has breached its obligation to make a payment to a Participant under any of the Plans, the agent shall direct the Trustee to pay, and the Trustee shall pay, to each Participant in each Plan the Payment to which such Participant would have been entitled if the Corporation had not breached its obligation to make a Payment.

(f) Anything in this Trust Agreement to the contrary notwithstanding, all payments pursuant to this Section 6 may be made without the approval or direction of the Corporation, shall be made despite any direction to the contrary by the Corporation and shall, in the event of a Change of Control, be made upon the direction of the agent.

(g) If the Trust Assets are not sufficient to make all payments to the Participants required to be made pursuant to the terms of the Plans, the Corporation shall pay to each Participant the balance (after exhaustion of the Trust Assets) of each such payment as it falls due. The Trustee shall not be liable for the inadequacy of the Trust to pay all amounts due under the Plans.

Section 7. Trustee Responsibility Regarding Payments to Trust Beneficiary

When Corporation Insolvent

(a) The Corporation shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Corporation is unable to pay its debts as they mature, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or any similar law of any state.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Corporation as hereinafter set forth. At any time the Trustee has actual knowledge, or has received notice from the Corporation, that the Corporation is Insolvent, the Trustee shall deliver any undistributed Trust Assets to satisfy such claims as a court of competent jurisdiction may direct. The Board and/or the Chief Executive Officer of the Corporation shall have the duty to inform the Trustee of the Corporation’s Insolvency. If a person claiming to be a creditor of the Corporation alleges in writing to the Trustee that the Corporation has become Insolvent, the Trustee shall determine whether the Corporation is Insolvent and, pending such determination, the Trustee shall discontinue payments to the Participants, shall hold the Trust Assets for the potential benefit of the Corporation’s general creditors. The Trustee shall resume payments to the Participants in accordance with Section 6 of this Trust Agreement only after the Trustee has been directed by the Corporation or its agent that the Corporation is not Insolvent (or is no longer Insolvent). If the Trustee in good faith and with the advice of such advisors as may be retained pursuant to Section 8 hereof is unable to determine whether the Corporation is Insolvent, the Trustee (i) shall so notify the Corporation and its agent in writing .Any of the Trustee, the Corporation or any of the Participants or any of their beneficiaries may apply to any court of competent jurisdiction for a determination, for purposes of this Trust, as to whether or not the Corporation is Insolvent, and (ii) the Trustee shall thereupon hold the Trust Assets pursuant to the terms of this Trust Agreement pending the determination of such court. Unless the Trustee has actual knowledge of the Corporation’s Insolvency, the Trustee shall have no duty to inquire whether the Corporation is Insolvent. The Trustee may in all events rely on such evidence concerning the Corporation’s solvency as may be furnished to the Trustee as will give the Trustee a reasonable basis for making a determination concerning the Corporation’s solvency. Nothing in this Trust Agreement shall in any way diminish any rights of a Participant to pursue his rights as a general creditor of the Corporation with respect to the Agreements or otherwise.

(c) If the Trustee discontinues payments from the Trust to any Participant or beneficiary pursuant to Section 7(b) and subsequently resumes such payments, the first payment following such discontinuance shall, subject to Sections 6(a) and 6(b) hereof, include the aggregate amount of all payments which would have been made to the Participant or beneficiary (together with interest at a rate equal to the higher of (i) the rate determined pursuant to Section 1274 of the Code, on the amount delayed and (ii) the Federal Funds Rate during the period of such discontinuance, less the aggregate amount of payments made to each such Participant or beneficiary by the Corporation in lieu of the payments provided for hereunder during any such period of discontinuance, as certified to the Trustee by the agent. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the domestic business day next succeeding such day.

Section 8. Responsibility of Trustee

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Corporation contemplated by and complying with the terms of this Trust Agreement and the Corporation shall indemnify and hold harmless the Trustee, its officers, employees, and agents from and against all liabilities, losses, and claims (including reasonable attorney’s fees and costs of defense) for actions taken or omitted by the Trustee in accordance with the direction given by the Corporation The Trustee shall discharge its responsibility for the control of the Trust Assets solely in the interest of the Participants and for the exclusive purpose of assuring that, to the extent of available Trust Assets, all Plan Payments are paid when due to the Participants or any beneficiary or beneficiaries thereof. In the event of a dispute in relation to the Trust between the Corporation and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Trust Agreement (except for litigation in which the Trustee is alleged to have acted grossly negligent or engaged in willful misconduct), unless it be first indemnified by the Corporation against its prospective costs, expenses and liability, and the Corporation hereby agrees to indemnify the Trustee for such costs, expenses and liability.

(c) The Trustee may consult with legal counsel (who may also be counsel for the Corporation generally) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel. And the Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Corporation shall pay such reasonable expenses for services of such individuals or entities based on such substantiation and documentation as requested by the Corporation. If the Corporation, without good cause, does not pay such expenses in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(d) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9. Compensation of Trustee

The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Corporation and the Trustee. Such compensation shall be payable by the Corporation and if not so paid, shall be paid by the Trustee from the Trust Assets. In the event any Trust Assets are used or required pursuant to the preceding sentence to pay compensation to the Trustee, the Corporation shall promptly contribute to the Trust any such amount.

Section 10. Resignation and Removal of the Trustee and the Appointment of a Successor.

(a) The Trustee may resign at any time during the term of this Trust (if prior to a Change of Control or a Potential Change of Control) by delivering to the Corporation a written notice of the proposed resignation which shall be effective 30 days after receipt of such notice unless the Corporation and the Trustee agree otherwise. The Trustee may be removed by the Corporation on 30 days notice or upon shorter notice accepted by the Trustee.

(b) In the event that the Trustee notifies the Corporation of its intention to resign or is removed by the Corporation, the Corporation shall appoint a successor Trustee which shall be a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment shall be effective when accepted in writing by the new Trustee. The Trustee hereunder shall thereupon deliver to the successor Trustee all property of this Trust, together with such records and documents as may be reasonably required to enable the successor Trustee to properly administer the Trust, reserving such funds as it reasonably deems necessary to cover its unpaid bills for services as Trustee and reasonable expenses and closing costs.

(c) All right, title and interest of the resigning Trustee in the Trust Assets and all rights and privileges under this Trust Agreement theretofore vested in such resigning Trustee shall vest in the successor Trustee where applicable, and thereupon all future liability of said resigning Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Assets, and all rights and privileges to the successor Trustee.

(d) Nothing in this Trust Agreement shall be interpreted as depriving the Trustee or the Corporation of the right to have a judicial settlement of the Trustee’s accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto will be the Trustee and the Corporation.

Section 11. Amendment or Termination

(a) Prior to the time any Additional Contribution is made or required to be made (or, after the time all such Additional Contributions have been returned to the Corporation in accordance with Section 2(c) hereof) this Trust Agreement may be amended to any extent (including amendments to Exhibit A hereto) by a written instrument executed by the Trustee and the Corporation.

(b) This Trust shall be revocable by the Corporation prior to the time any Additional Contribution is made or required to be made pursuant to the terms hereof by the Corporation to the Trust and may be terminated by the Corporation prior thereto (or, after the time all Additional Contributions have been returned to the Corporation in accordance with Section 2(c) hereof). After the occurrence of a Change of Control, the Trust shall remain in effect until the receipt by the Trustee of (i) a certification from the Corporation that all liabilities under all the Plans have been satisfied; provided that, if any payment made from the Trust or to be made pursuant to any of the Plans is being contested or litigated, the Trust shall remain in effect until such contest, litigation or dispute is resolved..

(c) At the termination of the Trust pursuant to Section 11(b), the Trustee shall as soon as practicable, but in any event within ninety days of the date of such termination, transfer to the Corporation in cash the value of the Trust Assets as of the termination date.

Section 12. Protection of the Trustee

(a) The Corporation agrees, to the extent permitted by applicable law, to indemnify the Trustee and hold it harmless from and against any claim or liability that may be asserted against it by reason of its taking or refraining from taking any action pursuant to this Trust Agreement, including, without limiting the generality of the foregoing, any claim brought against the Trustee by the Corporation, in any case, other than on account of the Trustee’s own gross negligence or willful misconduct.

(b) The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Corporation or its agent with respect to any instruction, direction or approval of the Corporation or its agent until a subsequent certification is filed with the Trustee.

(c) The Trustee shall be fully protected in acting upon any instrument, certificate, or paper reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall not be under any duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the Trust and accuracy of the statements therein contained.

(d) The Trustee shall not be liable for the proper application of any part of the Trust Fund if distributions are made in accordance with the terms of this Trust Agreement and information furnished to the Trustee by the Corporation or its agent. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee and from seeing to the application of any monies, securities or other property paid or delivered to the Trustee.

Section 13. Communication

(a) Communications to the Corporation shall be addressed to the Corporation at:

MoneyGram International, Inc.

1550 Utica Avenue South

St. Louis Park, Minnesota 55416

Attention: Vice President, Human Resources

with a copy to: Vice President, General Counsel

(b) Communications to the Trustee shall be addressed to the Trustee at:

Wells Fargo Bank, N.A.

Institutional Trust Services

MAC N9303-08B

608 2nd Avenue South

Minneapolis, MN 55479

Attention: Todd Crandall

Section 14. Severability and Alienation

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating or in any other way limiting the remaining provisions hereof.

(b) The rights, benefits and payments of a Participant payable from the Trust Assets may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except insofar as such Trust Assets are subject to the claims of the Corporation’s creditors in the event of the Corporation’s insolvency or bankruptcy. Any attempt by a Participant to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust Assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Participant and payments hereunder shall not be considered an asset of the Participant in the event of his insolvency or bankruptcy.

Section 15. Governing Law

This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflicts of law.

Section 16. Miscellaneous

(a) Expenses and fees of the Corporation for the administration of this Trust and services in relation thereto for actuarial, legal and accounting and other similar expenses, including any costs with respect to the creation of the Trust, shall be paid by the Corporation and, if not so paid may be paid by the Trustee from the Trust Assets.

(b) Participation in this Trust shall not give any Participant any right to be retained as an employee or outside director of the Corporation nor any rights other than those specifically enumerated herein.

(c) Any payment to any Participant or his beneficiary in accordance with the provisions of this Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Corporation under the Agreements. Nothing in this Trust shall relieve the Corporation of its liability to pay benefits under the Agreements except to the extent such liabilities are met through the use of the Trust Assets.

(d) Headings in this Trust Agreement are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

(e) This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

(f) This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(g) As used in this Trust Agreement, the masculine gender shall include the feminine and neuter genders.

(h) Any action of the Corporation pursuant to this Trust Agreement, including all orders, requests, data, directions, instructions and other related information shall be in a written communication signed or verified on behalf of the Corporation by an officer or named agent of the Corporation.

(i) In the event that a Participant and his beneficiary shall both be deceased prior to the time payment is due the Participant or his beneficiary, then payment shall be made if due to the estate of the deceased Participant.

IN WITNESS WHEREOF, the Corporation and the Trustee have executed this Agreement as of the date first above written.

MONEYGRAM INTERNATIONAL, INC.

By:
Name:
Title:

WELLS FARGO BANK, N.A., Trustee

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

MoneyGram International, Inc. Supplemental 401(k) Plan, as adopted August 18, 2005, and as may be further amended in the future